UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2009

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Shareholders held on April 30, 2009, the shareholders of USEC Inc. (the "Company") approved the USEC Inc. 2009 Equity Incentive Plan (the "2009 Plan"). The 2009 Plan replaces the USEC Inc. 1999 Equity Incentive Plan (the "1999 Plan") and no further awards will be granted under the 1999 Plan. The purpose of the 2009 Plan is to advance the long-term interests of the Company and its shareholders by providing incentives to attract, retain and reward individuals and by promoting the growth and profitability of the Company and its affiliates. As with the 1999 Plan, the 2009 Plan also includes the ability to grant awards to non-employee directors.

Awards under the 2009 Plan may be stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and cash-based and other stock-based awards. The number of shares of common stock reserved for delivery with respect to awards under the 2009 Plan is the sum of: (a) 4,500,000 shares, plus (b) the number of shares, if any, underlying grants under the 1999 Plan that are forfeited, canceled, terminated or settled in cash without delivery of shares on or after April 30, 2009. If any award, or portion of an award, expires, is forfeited, or becomes unexercisable, the shares will become available for future grant. Restricted stock that is forfeited will become available for future grant. In addition, shares that are applied by the Company, including by net exercise, as payment of the exercise price of any award or in payment of any applicable withholding for taxes in relation to any award will become available for future grant.

The 2009 Plan provides that it shall be administered by the Compensation Committee of the Board of Directors (the "Committee") or another committee or subcommittee of the Board of Directors appointed by the Board. The Committee has full power and authority to take all actions necessary to construe and interpret the 2009 Plan, to carry out the purpose and intent of the 2009 Plan, and to establish such rules, regulations and procedures for the administration of the 2009 Plan as it deems appropriate. The Committee may select officers, directors, employees and other individuals providing bona fide services to or for the Company and its affiliates to receive awards under the 2009 Plan.

The Board of Directors has approved two forms of restricted stock award agreements for grants of restricted stock to employees under the 2009 Plan. One form is for grants under the Company’s Annual Incentive Program that vest one year from the date of grant. The other form is for grants under the Company’s Long Term Incentive Program that vest in equal annual installments over three years. The Board of Directors also has approved a form of option agreement for grants of nonqualified stock options under the Company’s Long Term Incentive Program that vest in equal annual installments over three years.

The Board of Directors has also approved two forms of restricted stock unit award agreements for grants of restricted stock units to non-employee directors under the 2009 Plan. One form is for grants used as payment for any portion of a director’s annual retainer or chairman fees. The other form is for incentive awards for directors who elect to take fees that the director is otherwise entitled to take in cash in restricted stock units in lieu of cash.

The above summary does not purport to be a complete description of all the provisions of the 2009 Plan and related award agreements and is qualified in its entirety by reference to the complete text of the 2009 Plan and related award agreements. A copy of the 2009 Plan is attached as Exhibit 10.1 to this report and is incorporated by reference herein. Copies of the forms of award agreements are attached as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

10.1--USEC Inc. 2009 Equity Incentive Plan

10.2--Form of Employee Restricted Stock Award Agreement (Annual Incentive Program)

10.3--Form of Employee Restricted Stock Award Agreement (Long Term Incentive Program)

10.4--Form of Employee Non-qualified Stock Option Award Agreement (Three Year Vesting)

10.5--Form of Non-Employee Director Restricted Stock Unit Award Agreement (Annual Retainers and Chairman Fees)

10.6--Form of Non-Employee Director Restricted Stock Unit Award Agreement (Incentive Awards)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

May 6, 2009	By:	John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.1	USEC Inc. 2009 Equity Incentive Plan
10.2	Form of Employee Restricted Stock Award Agreement (Annual Incentive Program)
10.3	Form of Employee Restricted Stock Award Agreement (Long Term Incentive Program)
10.4	Form of Employee Non-qualified Stock Option Award Agreement (Three Year Vesting)
10.5	Form of Non-Employee Director Restricted Stock Unit Award Agreement (Annual Retainers and Chairman Fees)
10.6	Form of Non-Employee Director Restricted Stock Unit Award Agreement (Incentive Awards)